Exhibit 99.1

TIER TECHNOLOGIES, INC.

INCENTIVE COMPENSATION PLAN

ADOPTED JANUARY 22, 2001

EFFECTIVE OCTOBER 1, 2000

AMENDED OCTOBER 26, 2004

1.    Purpose. The Tier Technologies, Inc. Incentive Compensation Plan (the “Plan”) is intended to provide incentive compensation opportunities for key Employees to receive Awards in the form of cash, fully vested stock options to purchase shares of the Company’s common stock, other stock grants, or any combination of these, based on (i) the performance of the Company and/or one or more of its Affiliates and (ii) the individual Participant’s performance as quantified in the Performance Objectives and Performance Levels as described herein.

2.    Definitions.

(a) “Affiliate” shall mean any member of an affiliated group of corporations with the Company under Code Section 1504.

(b) “Award” shall mean the incentive amount earned under the Plan by a Participant which shall be payable in the form of cash, fully vested stock options to purchase shares of common stock of the Company, other stock grants, or any combination of these.

(c) “Base Salary” shall mean the actual base earnings of a Participant for the Plan Year exclusive of any bonus payments under this Plan or any other prior or present commitment, including contractual arrangements, any salary advance, any allowance or reimbursement, and the value of any basic or supplemental employee benefits or perquisites. Base Salary refers only to amounts earned while a Participant during the Plan Year.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Cause” means, with respect to a particular Participant: (i) fraud, misappropriation, embezzlement or other act of misconduct against the Company or an Affiliate; (ii) conviction of any felony which has a material adverse effect on the Company or an Affiliate; (iii) violation of any rules or regulations of any governmental or regulatory body which has a material adverse effect on the Company or an Affiliate; (iv) any breach of the Participant’s duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company or any of its Affiliates, which has not been approved by the Company or an Affiliate; (v) a breach of any material term of the Participant’s employment obligations to the Company or an Affiliate and/or unsatisfactory job performance where such breach and/or unsatisfactory performance is not cured within fifteen days of receipt of written notice of such deficiencies (unless such deficiencies are caused by the Participant’s Permanent Disability); (vi) violation of state or federal law in connection with the Eligible Employee’s performance of his/her job which has a material adverse effect on the Company or an Affiliate; or (vii) a leave of absence exceeding the period allowed by contract, policy or applicable law. Notwithstanding the foregoing, a Participant’s Termination due to death or Permanent Disability shall not be considered termination for Cause.

(f) “CEO” shall mean the Chief Executive Officer of the Company.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(h) “Committee” shall mean the Compensation Committee of the Board. The Committee shall consist solely of outside directors, as defined in Section 162(m) of the Code.

(i) “Company” shall mean Tier Technologies, Inc., a California corporation.

(j) “Covered Employees” shall mean the CEO and the four (4) highest compensated officers, as defined in Section 162(m) of the Code, of TIER.

(k) “Employee” shall mean an employee of the Company or an Affiliate.

(l) “Fiscal Year” shall mean the twelve (12) consecutive months beginning October 1 and ending September 30.

(m) “Maximum Award Percentage” shall mean the maximum percentage of a Participant’s Base Salary (as in effect on the first day of the Plan Year) as established by the Committee for each Plan Year that a Participant may receive pursuant to the Plan provided that all Performance Objectives are met at the Maximum Performance Level (as described herein) for such Plan Year.

(n) “Operating Income” shall mean earnings plus other charges for restructuring and other charges before deduction of interest payments and income taxes (EBIT) of the Company for the Plan Year.

(o) “Participant” shall mean an Employee designated by either the CEO or Committee as eligible to receive an Award under this Plan for any Plan Year if the applicable Performance Objectives are met at any of the applicable Performance Levels specified for such Plan Year.

(p) “Performance Levels” shall mean a Participant’s achievement of a Performance Objective at one of the following levels necessary for an Award: (1) Threshold, (2) Target, or (3) Maximum, the specifics of each shall be established by the Committee for each Plan Year.

(q) “Performance Objectives” shall mean the pre-established goals established by the Committee for each Plan Year upon which a Participant’s performance will be assessed for each Plan Year.

(r) “Permanent Disability” shall mean the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(s) “Plan” shall mean this Tier Technologies, Inc. Incentive Compensation Plan, as amended from time to time.

(t) “Plan Year” shall mean the twelve (12) consecutive months beginning October 1 and ending September 30 over which performance is measured under this Plan.

(u) “GAAP EPS” or “EPS” shall mean the diluted net income per share of the Company’s common stock as determined on the GAAP basis plus the effect of restructuring and other charges as of Year-end for each Plan Year.

(v) “Retirement” shall mean the Participant’s voluntary Termination (as defined herein) for reasons other than Cause (as defined herein) if such Participant satisfies both of the following as of the date of Termination: (i) the Participant has five (5) or more years of service as an Employee and (ii) the sum of the Participant’s age and years of service as an Employee is equal to or greater than sixty (60) years.

(w) “Revenue” shall mean the consolidated revenues of the Company for the Plan Year excluding any revenues realized as a result of contracts assumed by the Company or an Affiliate as a result of acquisitions consummated by the Company or an Affiliate during the Plan Year.

(x) “Share Price” shall mean average daily closing price of the Company’s common stock on the Nasdaq National Market, or other principal trading market of such common stock for the Plan Year.

(y) “Termination” shall mean the Participant’s ceasing his or her service with the Company or any of its Affiliates for any reason whatsoever.

(z) “TIER” shall mean the Company and all of its Affiliates.

(aa) “Year-end” shall mean the end of the Company’s Fiscal Year.

3.    Participation and Awards under the Plan.

(a) Participation. Plan participation is extended to selected key Employees who, in the sole and exclusive opinion of the CEO and/or the Committee, have the opportunity to significantly impact the annual operating success of the Company and/or its Affiliates. Participants will be selected to participate in the Plan at the beginning of or during the Plan Year as set forth herein. Participants will be notified in writing of their selection to participate in the Plan each Plan Year. This written notification for all Participants, except Covered Employees, will be signed by the CEO. The Committee will determine the Plan participation of all Covered Employees and the written notification to a Covered Employee will be signed by the Chairman of the Committee.

(b) Performance Objectives and Levels. The Performance Objectives shall be determined by the Committee for each Plan Year and with respect to each Participant. Performance Objectives shall consist of one, all or a combination of the following: GAAP EPS, Revenue, Share Price, and Operating Income; provided, however, the Performance Objectives for Participants who are not Covered Employees (or Participants who are Covered Employees but whose remuneration, within the meaning of Section 162(m) of the Code, for the Fiscal Year, in the determination of the Committee, is not expected to exceed one million dollars ($1,000,000)) may include additional Performance Objectives in the discretion of the Committee. The weight to be given and Performance Levels for each of the applicable Performance Objectives shall be determined by the Committee with respect to each Participant. The Committee may establish different Performance Objectives and/or Levels for the Company, and for one or more Affiliates and may establish different Performance Objectives and/or Levels for each Participant or group of Participants.

(c) Participant Awards.

(i) Participant Award Criteria. Each Participant will be assigned a Maximum Award Percentage by the Committee. The Committee, in its sole and absolute discretion, may consider recommendations made by the CEO as to individual Maximum Award Percentages for Participants (other than the CEO). The Participant’s Maximum Award Percentage, when multiplied by the Participant’s Base Salary earned during the Plan Year, represents the maximum Award payable to such Participant during such Plan Year if all of the applicable Performance Objectives are met at the Maximum Performance Level for each. For each Plan Year, each Participant will be notified of the Maximum Award Percentage applicable to him or her, the applicable Performance Objectives, the weight to be given each Performance Objective, the Performance Levels upon which each Performance Objective will be assessed, and each of these items will be included in the written notification described in subsection 3(a) above.

(ii) Form of Awards. Awards may be paid and/or granted, as applicable, in any combination of cash or, in lieu of cash, fully vested stock options to purchase shares of the Company’s common stock (pursuant to the Company’s Amended and Restated 1996 Equity Incentive Plan, any subsequently adopted equity incentive plan, or as otherwise determined by the Committee) with an exercise price equal to the fair market value of the Company’s common stock on the date of grant of the option (unless a higher exercise price is required by applicable law), or other stock grants as determined by the Committee. The Committee, in its sole and absolute discretion, may determine the form of any Award at any time prior to the payment and/or grant of such Award for any Plan Year. The value of any stock options granted in lieu of cash (and any other form of Award that requires application of a valuation model) shall be determined in accordance with the Black-Scholes valuation model. The Committee may (but need not) establish different forms of Awards for each Participant or group of Participants. The written notification described in subsection 3(a) above may (but need not) include the form of any Award that the Participant may earn upon achievement of the Applicable Performance Objective(s) for such Plan Year (to the extent that the form of such Award for such Plan Year has been determined by the Committee as of the date of such written notification).

(d) Special Rules for Covered Employees. Notwithstanding any provision of the Plan to the contrary, the Committee shall establish Maximum Award Percentages, Performance Objectives, the weight to be given each Performance Objective and the Performance Levels applicable to each Performance Objective, and any other term necessary under the Plan to determine the Awards for Covered Employees not later than ninety (90) days after the beginning of each Fiscal Year, provided that at the time such Performance Objectives are established, the satisfaction of such Performance Objectives is not substantially certain to be satisfied. Notwithstanding the foregoing, the ninety (90) day requirement set forth in the preceding sentence shall not apply in the case of a Covered Employee whose remuneration, within the meaning of Section 162(m) of the Code, for the Fiscal Year, in the determination of the Committee, is not expected to exceed one million dollars ($1,000,000).

(e) Maximum Award Per Plan Year. Notwithstanding any provision of the Plan to the contrary, the maximum Award payable under the Plan for any Plan Year to any Participant shall not exceed one million dollars ($1,000,000).

4.    Other Plan Provisions.

(a) Performance Assessment. Assessment of actual performance and payout of Awards with respect to Revenue, Operating Income, and GAAP EPS will be subject to completion of the Year-end independent audit and certification by the Committee that a Participant has met the applicable Performance Objectives and other material terms of the Plan, and specifying the Performance Level at which such Performance Objectives have been met. The certification by the Committee with respect to these Performance Objectives will occur no later than December 15 of each year. Assessment of actual performance and payout of any Award with respect to Share Price will be subject to certification by the Committee that a Participant has met the applicable Performance Objective and any other material terms of the Plan, and specifying the Performance Level at which such Performance Objective has been met. The certification by the Committee with respect to this Performance Objective shall occur no later than five (5) business days after the end of the Plan Year.

(b) Award Payment. The Award earned, if any, shall be paid and/or granted, as applicable, in the form of Award as determined by the Committee and shall be paid and/or granted to the Participant (or the Participant’s heirs in the case of death) within ten (10) business days following the certification by the Committee. Payroll and other taxes will be withheld and/or reported as required by law.

(c) Stockholder Approval. Notwithstanding the foregoing, for any Plan Year in which the Company desires a deduction pursuant to Section 162(m) of the Code with respect to any portion of any Award earned by any Covered Employee under the Plan during such Plan Year, no Award will be paid to any Covered Employee under the Plan during such Plan Year until the shareholders of the Company have approved the material terms of the Plan in accordance with Section 162(m) of the Code and the requirements set forth in subsection 3(d) have been fulfilled. In addition, the material terms of the Plan must again be approved by the shareholders of the Company no later than the first shareholders’ meeting in the fifth year following the year in which the shareholders previously approved the material terms of the Plan.

(d) Employment. In order to receive an Award under the Plan, a Participant must be employed by the Company or an Affiliate on the last day of the Plan Year, except as otherwise provided herein. Selection for participation in the Plan does not convey any employment rights on behalf of any Participant. Terms and conditions of Participants’

employment agreements with the Company or its Affiliates addressing issues other than payment of bonus or incentive compensation, if any, supersede the terms and conditions of the Plan.

(e) Termination.

(i) Death, Permanent Disability, or Retirement. If Termination of a Participant occurs prior to the end of the Plan Year by reason of the Participant’s death, Permanent Disability or Retirement (excluding the Retirement of a Covered Employee), the Participant (or the Participant’s heirs in the case of death) will be eligible to receive a pro-rata Award based on the time employed as a Participant up to the date of such Termination if the Performance Objectives and Performance Levels are achieved for the entire Plan Year. Participants who earn an Award on this basis will receive payment on the same schedule as other Participants. The formula used to pro-rate the Awards shall be to adjust the applicable Award by a fraction, the numerator of which is the number of days (or whole months) for the which the Participant was employed as a Participant during the Plan Year and the denominator of which is 365 (or 12).

(ii) Other than Death, Permanent Disability, or Retirement. If Termination of a Participant occurs prior to the end of the Plan Year for any reason other than the Participant’s death, Permanent Disability or Retirement (whether voluntarily or involuntarily), the Participant will forfeit the opportunity to earn an Award under the Plan, except as otherwise provided for by the Committee; provided, however, that if Termination of a Covered Employee occurs prior to the end of the Plan Year, such Covered Employee shall not receive an Award at the discretion of the Committee or otherwise, except as provided in the preceding paragraph.

(f) Other Pro-Rata Awards. Individuals who have been hired and selected during the Plan Year for Plan participation and who have served a minimum of nine (9) months as a Participant will be eligible to receive a pro-rata Award based on the time employed as a Participant and the Performance Objectives and Performance Levels achieved by such Participant for the entire Plan Year, provided that the Participant is employed by the Company or an Affiliate on the last day of the Plan Year and, in the case of a Covered Employee, is selected for Plan participation on his or her date of hire. The Committee will establish the Maximum Award Percentage for individuals selected for Plan participation during the Plan Year as soon as practicable after the individuals are selected, but not later than fifteen (15) days after the selection date. The formula used to pro-rate the applicable Award by a fraction, the numerator of which is the number of days (or whole months) for which the individual was a Participant during the Plan Year and the denominator of which is 365 (or 12).

(g) Plan Administration.

(i) Committee Discretion. Responsibility for decisions and/or recommendations regarding Plan administration are divided between the CEO and the Committee. Notwithstanding the foregoing, the Committee retains final authority regarding all aspects of Plan administration, the resolution of any disputes, and application of the Plan in any respect to a Covered Employee including, but not limited to, the determination as to whether a

Participant’s Termination was for Cause. The Committee may, without notice, amend, suspend or terminate the Plan.

(ii) Discretionary Participation and Awards. No Employee has a claim or right to be a Participant in the Plan, to continue as a Participant, or to be granted an Award under the Plan. The Company and its Affiliates are not obligated to give uniform treatment (e.g., Maximum Award Percentages) to Employees or Participants under the Plan.

(h) No Employment Rights. Participation in the Plan does not give an Employee the right to be retained in the employment of the Company or its Affiliates, nor does it imply or confer any other employment rights. Nothing contained in the Plan will be construed to create a contract of employment with any Participant. The Company and its Affiliates reserve the right to elect any person to its offices and remove Employees in any manner and upon any basis permitted by law.

(i) No Ownership Rights. Nothing contained in the Plan will be deemed to require the Company or its Affiliates to deposit, invest or set aside amounts for the payment of any Awards. Participation in the Plan does not give a Participant any ownership, security, or other rights in any assets of the Company or any of its Affiliates.

(j) Withholding Tax. The Company or an Affiliate will deduct from all Awards paid under the Plan any taxes required by law to be withheld.

(k) Effective Date. The Plan is effective as of October 1, 2000, and will remain in effect until suspended or terminated by the Committee.

(l) Validity. In the event any provision of the Plan is held invalid, void, or unenforceable, the same will not affect, in any respect whatsoever, the validity of any other provision of the Plan.

(m) Applicable Law. The Plan will be governed by and construed in accordance with the laws of the State of California.